UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):   April 25, 2002

                                  Proteo, Inc.
                   ___________________________________________
             (Exact name of registrant as specified in its charter)

                                     Nevada
                       __________________________________
                 (State or other jurisdiction of incorporation)


       000-30728                                       88-0292249
(Commission File Number)                     (IRS Employer Identification No.)

           2775 Mesa Verde Drive East, #F101, Costa Mesa, CA  92626
________________________________________________________________________
          (Address of principal executive offices)          (Zip Code)

                                  (949) 979-7074
               Registrant's telephone number, including area code:

                                       N/A
                   (Former name, address and telephone number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On December 28, 2001, Proteo Marketing, Inc. (which at that time was known as "Proteo, Inc.") acquired approximately 90% of the issued and outstanding shares of the Registrant, Proteo, Inc. (which at the time was known as Trivantage Group, Inc.). Subsequent to the acquisition, the Registrant changed its name to Proteo, Inc. and old Proteo changed its name to Proteo Marketing, Inc. ("Old Proteo").

     On April 25, 2002, the Registrant and Old Proteo entered into an Agreement and Plan of Share Exchange (the "Exchange Agreement") whereby the Registrant acquired all of the outstanding shares of Old Proteo in exchange for 20,286,512 of the Registrant's newly issued shares of common stock (the "Share Exchange"). As a result, Old Proteo became a subsidiary of the Registrant's.

     In evaluating Proteo as a candidate for the proposed acquisition, the Registrant used criteria such as Old Proteo's business strategy which is focused on the development of pharmaceuticals based on human protein (in particular Elafin) (as set forth more fully below under "Business") and other anticipated operations, and Old Proteo's and its principal's business name and reputation.

     Following the Share Exchange, the Registrant intends to continue Old Proteo's historical businesses and proposed businesses as set forth more fully immediately below. The historical business and operations of the Registrant shall no longer be continued.

                                BUSINESS

     Proteo, Inc. ("Old Proteo") was incorporated in the State of Nevada and began operations in November 2000. In December 2000, Old Proteo entered into a Reorganization and Stock Exchange Agreement with Proteo Biotech AG, a German corporation located in Kiel, Germany. Pursuant to the terms of the agreement, all of the shareholders of Proteo Biotech AG exchanged their common stock for an aggregate of 2,500,000 shares of Old Proteo's common stock. As a result, Proteo Biotech AG (the "Subsidiary") is currently a wholly owned subsidiary of Old Proteo, which is now a wholly owned subsidiary of the Registrant.

     The Company and the Subsidiary intend to develop, manufacture, promote, and market pharmaceuticals and other biotech products. However, we do not believe that any of our planned products will produce sufficient revenues in the next six years to support us financially. We currently expect to only sell small quantities of these products in the first few business years. We intend to identify and develop other potential products. To achieve profitable operations, the Company, independently or in collaboration with others, must successfully identify, develop, manufacture, and market proprietary products. The products and technologies we intend to develop will require significant commitments of personnel and financial resources.

     Our business strategy is focused on the development of pharmaceuticals based on human protein. Specifically, we intend to initially focus our research on the development of drugs based on the human protein Elafin. We believe that Elafin may be useful in the treatment of cardiac infarction, serious injuries caused by accidents, post-surgery damage to tissue, and complications resulting from organ transplantation.

     Elafin is a human protein that naturally occurs in human skin, lungs and the mammary gland. Elafin is an elastase inhibitor which inhibits the activity of two enzymes called elastase and proteinase 3. Both of these enzymes are known to be involved in the breakdown of tissue in various inflammatory diseases. Elafin is believed to protect cells containing it against destruction by these enzymes. We intend to utilize Elafin as a drug in the treatment of various diseases and injuries.

     We believe that Elafin may be useful as a drug in the treatment of cardiac infarction. Cardiac infarction appears as a result of deficiencies in the blood supply of heart muscles caused by damage to the supplying coronary vessels. As an immediate result, the heart weakens and the heart muscles are destroyed. Damage to tissue caused by cardiac infarction will slowly form scars. Current methods of treatment are aimed at restoring the blood supply to the heart, either by replacement with new blood vessels (bypass surgery) or by removal of blood-clots in the coronary vessels (lyse therapy). Utilizing this methods, the mortality of patients suffering from cardiac infarction is reduced from approximately 8% to 12% during clinical treatment. The remaining deaths are mainly a result of inflammation of the heart muscle after the cardiac infarction, which causes the destruction of the affected muscle tissue. Animal experiments have shown that Elafin may be effective in protecting the heart muscles against destruction after blood supply was interrupted.

     Elafin may also be useful in the treatment of the seriously injured. Similar to damage of heart muscles as described above, much of the damage caused by serious injuries appear after the injury causing event (e.g.: traffic accidents). In emergency treatment following accidents, the blood supply, nerve fibers and the stability of bones and joints are given priority. Due to blood supply deficiencies, inflammation will occur in injured muscles and in injured vessels. Because muscles may be destroyed by the inflammation, limbs may have to be amputated despite successful surgeries. Elafin may protect muscles against damage caused by inflammation. In animal experiments, rat legs treated with Elafin remained almost unaffected, although the blood supply of the leg was cut off for six hours.

     Elafin may also be used in the course of heart transplantation. To transplant hearts successfully, simultaneous treatment with anti-inflammatory drugs is necessary. Inflammations of transplanted organs are mainly caused either by rejection of the organ by the immune system or by blood supply deficiencies during the transplantation. Although various drugs are used today to avoid the rejection of the organ, such rejections still occur quite often. Therefore, additional anti-inflammatory drugs are needed, which may potentially prevent damages caused by blood supply deficiencies. Animal experiments have shown that treatment solely with Elafin may avoid rejection of transplanted hearts.

     Other preliminary data indicate that Elafin may be useful in a broad range of other applications whether pharmaceutical or not. Therefore, we will attempt to encourage other scientists, research centers as well as other companies to do research and development on Elafin for other applications than described above. For example, Elafin may also be effective in the treatment of dermatological diseases and defects, or as ingredient in cosmetics.

     Proteo owns licenses to exclusively develop products based on patents and filings relating to Elafin, including nine patents already issued and another four patent applications already in the process of patent office reviews. Of the issued patents, two patents were issued in the U.S.

     Further, Proteo intends to engage in the research and development of other drugs and biotechnical products based on human protein. We may also be able to implement unique technologies and biotechnological production procedures that may enable the Company to offer related services to other companies.

     We have received a grant in the amount of 766,000 Euro (approximately $700,000) from the government of the German state Schleswig-Holstein for the research and pre-clinical development of the our pharmaceuticals based on the human protein Elafin. Such grant required that the Company prove its economical ability to cover at least 50.1% of the project costs on its own as well as the achievement of milestones. The grant will be paid as reimbursement of 49.9% of related expenses over the next two years.

     Initially, Proteo will focus on the development of a production procedure for Elafin and the initiation of clinical trials to achieve governmental approval for the use of Elafin as a drug. After development of production procedures have been achieved, we will initiate pre-clinical and subsequently, Phase 1, 2, and 3 clinical trials to determine the safety and effectiveness of Elafin as a drug.

     Our goals for German (CE Mark) approval on our initial product designed for patients suffering from serious injuries is targeted for 2007 and U.S. (FDA) approval in 2010. It should be noted that this specialized application, if successfully developed, would have a market potential substantially smaller than the overall market of Elafin for more widespread applications such as for the treatment of cardiac infarction.

THE  SUBSIDIARY

     In December 2000, Old Proteo entered into a stock exchange agreement with the shareholders of Proteo Biotech AG and acquired all of the issued and outstanding capital stock of Proteo Biotech AG, a German corporation, with its principal place of business located in Kiel, Germany. Proteo Biotech AG will be the only subsidiary of Proteo.

     Proteo Biotech AG was formed in Kiel, Germany, on April 6, 2000. Proteo Biotech AG is in the business of developing a pharmaceutical based on the human protein called Elafin and possible by-products thereof as well as related technologies. The President and CEO of Proteo Biotech AG is currently Ulrich Glaeser. The directors of Proteo Biotech AG are Prof. Oliver Wiedow, MD., Birge Bargmann and Barbara Kahlke, MD.

     To date, our Subsidiary has not had any profitable operations. Furthermore, we do not anticipate that we will have profitable operations in the near future.

COLLABORATION  WITH  OTHER  COMPANIES

     In an effort to provide the Company with some revenue which will be utilized in the implementation of our business plan, our Subsidiary plans periodically to provide research and development and manufacturing services as a sub-contractor and/or consultant to unaffiliated companies which do not compete with the Company. We plan to explore such opportunities if deemed advantageous to the Company.

COMPETITION

     The market for our planned products and technologies is highly competitive, and we expect competition to increase. We will compete with many other health care research product suppliers, most of which will be larger than Proteo. Some of our anticipated competitors offer a broad range of equipment, supplies, products and technology, including many of the products and technologies contemplated to be offered by us. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular product or technology, our competitors may have an advantage over Proteo with respect to such products and technologies. Additionally, many of our competitors have, and will continue to have, greater research and development, marketing, financial and other resources than us and, therefore, represent and will continue to represent significant competition in our anticipated markets. As a result of their size and the breadth of their product offering, certain of these companies have been and will be able to establish managed accounts by which, through a combination of direct computer links and volume discounts, they seek to gain a disproportionate share of orders for health care products and technologies from prospective customers. Such managed accounts present significant competitive barriers for us. It is anticipated that we will benefit from their participation in selected markets, which, as they expand, may attract the attention of our competitors. The business of research and development of pharmaceuticals for the treatment of cardiac infarction is intensely competitive. Major companies with immense financial and personal resources are also engaged in this field.

     Currently, we are not aware of any substance available in the market with similar effectiveness to Elafin. Elastase inhibitors such as Elafin, which may be applied to humans, have been under research and development in the pharmaceutical industry for more than ten years. Currently, there have been more than 200 related patents granted. Most of these substances are produced synthetically, and are not applicable in the treatment of cardiac infarctions. Three other elastase inhibitors, secretory leukoprotease inhibitor (SLPI), alpha-1-antitrypsin and recombinant monocyte/neutrophil elastase inhibitor (rM/NEI), are similar to Elafin in that they are of human descent and may be applied like Elafin principally. Three other substances under development, ZD8321, ZD0892 and ONO-5046 are artificial elastase inhibitors, which may have comparable effectiveness to that of Elafin.

Secretory  Leukoprotease  Inhibitor  (SLPI)

     Amgen, Inc. is the owner of the patent for SLPI. Amgen purchased this patent by acquiring Synergen, Inc. SLPI is quite similar to Elafin. Nevertheless, SLPI has some disadvantages in its intended application in the treatment of cardiac infarctions and in the treatment of serious injuries. It is only effective against one (leukocyte-elastase) of the two (leukocyte-elastase and proteinase 3) major enzymes which destroy tissue, while Elafin has shown effectiveness against both. Therefore, Elafin is probably of higher effectiveness. Furthermore, SLPI is not as stable as Elafin, which is a disadvantage in its distribution as a drug. SLPI was discovered much earlier than Elafin, therefore, the remaining term of the covering patent should be shorter than that related to Elafin. Amgen does not mention the development of SLPI as a drug in its annual report of 1998.

Alpha-1-antitrypsin

     Human blood contains relatively large amounts of alpha-1-antitrypsin naturally. Research into the use of alpha-1-antitrypsin for the treatment of cardiac infarctions, shock and of other serious inflammations has been ongoing for the last twenty years. Compared to Elafin, however, there are some substantial problems related to alpha-1-antitrypsin. For example, alpha-1-antitrypsin is not as stable as Elafin, and therefore, from the scientific point of view it is probably not as effective as Elafin. Additionally, alpha-1-antitrypsin is very difficult to produce. The existing biotechnological procedure to produce alpha-1-antitrypsin is to use genetically manipulated sheep, which produce 1-Antitrypsin in their milk. Existing flocks of sheep do not produce sufficient amounts of alpha-1-antitrypsin. As a result, experiments involving cloning of sheep (such as "Dolly") have been performed to produce a better flock of sheep compatible with the production of alpha-1-antitrypsin.

Recombinant  monocyte/neutrophil  elastase  inhibitor  (rM/NEI)

     This compound of human descent is currently under development for the use in cystic fibrosis and to be applied by inhalation devices. IVAX Corporation has entered into a license option agreement with the Center for Blood Research, Inc.
(CBR), an affiliate of the Harvard Medical School, which holds the rights for this compound.

ZD8321  and  ZD0892

     Both ZD8321 and ZD0892 have been developed by AstraZeneca with the intention of treating lung diseases. However, AstraZeneca has recently suspended both inhibitors from their research and development pipeline.

ONO-5046  (Sivelestat)

     Ono Pharmaceutical Co. Ltd., Japan is currently developing the synthetic elastase inhibitor ONO-5046 (Sivelestat) for the use in adult respiratory distress syndrome and acute lung injury. In 2000 Eli Lilly has signed a letter of intent with ONO Pharmaceutical Co., Ltd., on the development, manufacturing and marketing of Sivelestat.

GOVERNMENT  REGULATION

     Proteo and the Subsidiary are, and will continue to be, subject to governmental regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, and other similar laws of general application, as to all of which Proteo believes it and the Subsidiary are in material compliance. Any future of, and the cost of compliance with, these laws and regulations could have a material adverse effect on the business, financial condition, and results of operation of Proteo and the Subsidiary.

     Because of the nature of the operations of Proteo and the Subsidiary and the use of hazardous substances and their ongoing research and development and manufacturing activities, Proteo and the Subsidiary are subject to stringent federal, state and local laws, rules, regulations and policies governing the use, generation, manufacturing, storage, air emission, effluent discharge, handling and disposal of certain materials and wastes. Although it is believed that Proteo and the Subsidiary are in material compliance with all applicable governmental and environmental laws, rules, regulations and policies, there can be no assurance that the business, financial conditions, and results of operations of Proteo and the Subsidiary will not be materially adversely affected by current or future environmental laws, rules, regulations and policies, or by liability occurring because of any past or future releases or discharges of materials that could be hazardous.

     Additionally, the clinical testing, manufacture, promotion and sale of a significant majority of the products and technologies of Proteo and the Subsidiary, if those products and technologies are to be offered and sold in the United States, are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA, and corresponding state regulatory agencies. Additionally, to the extent those products and technologies are to be offered and sold in markets other than the United States, the clinical testing, manufacture, promotion and sale of those products and technologies will be subject to similar regulation by corresponding foreign regulatory agencies. In general, the regulatory framework for biological health care products is more rigorous than for non-biological health care products. Generally, biological health care products must be shown to be safe, pure, potent and effective. There are numerous state and federal statutes and regulations that govern or influence the testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising, distribution and promotion of biological health care products. Non-compliance with applicable requirements can result in, among other things, fines, injunctions, seizures of products, total or partial suspension of product marketing, failure of the government to grant pre-market approval, withdrawal of marketing approvals, product recall and criminal prosecution.

PATENTS,  LICENSES  &  ROYALTIES

     The Subsidiary owns licenses to exclusively develop products based on patents and filings including nine (9) patents already issued and another four
(4) patent applications already in the process of patent office reviews. Of the issued patents are two (2) patents which have been issued in the U.S.

     Prof. Wiedow, a director of the Company, will receive three percent (3%) of the gross revenues of Proteo and the Subsidiary from products based on patents of which he was the principal inventor. Further, Prof. Wiedow will receive license fees in the amount of approx. $ 100,000 ( 110,000) per year and a refund for all expenses to maintain the patents (patent fees, lawyers fees, etc.)

     AstraZeneca Inc. (formerly Zeneca Inc., formerly ICI Pharmaceuticals Inc.) had held the patents for elafin for several years and has significantly contributed to the current knowledge. Therefore, AstraZeneca Inc. will receive two percent (2%) of the gross revenues of Proteo and the Subsidiary from products based on patents in which Prof. Wiedow was the principal inventor.

Proteo holds an exclusive license of those patents:

USA             US 5464822
USA             US 6245739
EU              EP 0402068
Japan           JP 2989853
Australia       AU 636148
Canada          CA 2018592
Finland         FI 902880
Ireland         IE 070520
Israel          IL 094602
New Zealand     NZ 233974
Norway          NO 177716
Portugal        PT 094326
South  Africa   ZA  9004461

EMPLOYEES

     Currently, Proteo has one full time employee, and Proteo Biotech AG has five employees. We expect the number of employees in the Subsidiary to increase to six in 2002.

ITEM  7.  FINANCIAL  STATEMENTS

        The financial statements of the Company for the period from inception until December 31, 2001 and the financial statements of Old Proteo from inception until December 31, 2001, as well as applicable pro forma financial information, will be filed by amendment to this Form 8-K within the time period required pursuant to SEC regulations.

ITEM  8.  CHANGE  IN  FISCAL  YEAR

        Not  applicable

EXHIBITS

2.1  Agreement  and  Plan  of  Share  Exchange

3.1  Articles  of  Share  Exchange


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PROTEO, INC.

                                            /s/ Joerg Alte
                                            ----------------------------------
                                            President

Date: May 2, 2002